CONSULTING AGREEMENT

CONSULTING AGREEMENT (this “Agreement”), dated as of June 28, 2012, by and between Skinny Nutritional Corp., a Nevada corporation (the “Company”) and Marc Cummins (the “Consultant”).

WHEREAS, the Company desires to receive financial, management and general business consulting services from Consultant, and thereby obtain the benefit of the experience of Consultant in business and financial management; and

WHEREAS, Consultant is willing to provide financial, management and general business consulting services to the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, Consultant and the Company hereby agree as follows:

1.           Engagement. The Company hereby engages Consultant as a financial, management and general business consultant, and Consultant hereby agrees to provide financial, management and general business consulting services to the Company, all on the terms and subject to the conditions set forth below.

2.           Services of Consultant. Consultant hereby agrees during the Term (as hereinafter defined) to consult with and assist the Company’s Board of Directors (the “Board”) and management of the Company in such manner and on such financial, management and general business matters as may be reasonably requested from time to time by the Board or the Chief Executive Officer of the Company (the “Services”). The scheduling of the performance of the Services by the Company and Consultant shall be flexible and mutually agreeable between the Company and Consultant. The Services to be provided by Consultant may be provided by telephone or other remote communication unless Consultant agrees otherwise.

3.           Compensation. The Company agrees to pay to Consultant as compensation for the Services a monthly consulting fee of $10,000 during the Term (the “Monthly Fee”), payable on the first day of each month in advance, provided that the first such payment shall be made on the date hereof in an amount equal to $1,000, which represents a pro rata portion of the Monthly Fee for the current month.

4.           Expenses. All ordinary and necessary out-of-pocket expenses incurred by Consultant in connection with the performance of the Services, including reasonable travel expenses, shall be reimbursed to Consultant by the Company upon presentation of an itemized invoice, together with supporting receipts, for such expenses.

5.           Term. This Agreement shall commence on the date hereof and shall continue in effect until the Convertible Senior Bridge Notes issued to Trim Capital LLC have been paid in full or converted in accordance with their terms; provided, that, the term of Consultant’s engagement hereunder may be terminated by Consultant at any time and without liability or continuing obligation to the Company or to Consultant (except as provided below) upon written notice to the Company (the period when this Agreement is in effect is herein referred to as the “Term”). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect (i) the Company’s obligations with respect to the fees, costs and expenses incurred by Consultant in rendering the Services hereunder and not reimbursed by the Company as of the effective date of such termination, or (ii) the respective obligations of the parties under Sections 6 and 8 hereof.

6.           Indemnification. The Company agrees to indemnify and hold harmless Consultant and his successors, assigns, agents, representatives and affiliates (collectively, the “Indemnified Parties”), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, proposal or any other matter (collectively, the “Matters”) contemplated by the engagement of Consultant hereunder. The Company also will promptly reimburse the Indemnified Parties for all reasonable expenses (including fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter relating to the Company or the engagement of Consultant hereunder (collectively, “Proceedings”). Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company agrees that the indemnification and reimbursement commitments set forth in this Section 6 shall apply whether or not such Indemnified Party is a formal party to any such Proceeding. The Company further agrees that it will not, without the prior written consent of Consultant, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not Consultant or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of Consultant and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

7.           Consultant an Independent Contractor. Consultant and the Company agree that, Consultant shall perform the Services as an independent contractor. Consultant shall not be considered an agent or employee of the Company nor shall Consultant have authority to contract in the name of or bind the Company (other than those officers, directors and employees who are serving as directors of the Company as expressly authorized by the Board), except as expressly agreed to in writing by the Company.

8.           Information Provided to Consultant; Confidentiality.

(a)           The Company recognizes and confirms that Consultant in acting pursuant to this engagement will be using information in reports and other information provided by others, including, without limitation, information provided by the Company and potential acquisition candidates, and that Consultant does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information.

(b)           The Company agrees that any information or advice rendered by Consultant in connection with this engagement is for the confidential use of the Board and management of the Company only and, except as otherwise required by law, the Company will not and will not permit any third party to disclose or otherwise refer to such advice or information in any manner without Consultant’s prior written consent.

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(c)           Consultant hereby agrees to keep confidential and not to disclose to any unrelated third party, except as required by law, regulation or legal process, all information (the “Information”) regarding the Company provided by the Company to Consultant. The term “Information” shall not include information which (i) is or becomes publicly available other than as a result of disclosure by Consultant, (ii) is or becomes available to Consultant from a source not known by Consultant to be bound by a confidentiality agreement with the Company or (iii) was in Consultant’s possession prior to its being furnished to Consultant by the Company. In the event that Consultant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Information, Consultant will provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with this Agreement.

9.           Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made when delivered, if personally delivered, when transmitted, if sent by confirmed facsimile transmission, or, if mailed, five days after being mailed by registered or certified mail, return receipt requested, postage prepaid to the party at the following addresses (or at such other address as shall be given in writing by one party to the other):

If to Consultant:

Marc Cummins

c/o Prime Capital, LLC

135 East 57th Street, 11th Floor

New York, NY 10022

If to the Company:

Skinny Nutritional Corp.
3 Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004

Attention: Michael Salaman, CEO

10.         Entire Agreement; Modification. This Agreement (a) contains the complete and entire understanding and agreement of the Company and Consultant with respect to the subject matter hereof; (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of Consultant in connection with the subject matter hereof; and (c) may not be modified except by an instrument in writing executed by the Company and Consultant.

11.         Waiver and Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

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12.        Assignment. Neither the Company nor Consultant may assign its rights or obligations under this Agreement without the express written consent of the other.

13.        Governing Law. This Agreement shall be deemed to be a contract made under, and is to be governed and construed in accordance with, the laws of the State of New York, without application of the conflicts of laws principles thereof.

14.        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the Company and Consultant have caused this Agreement to be duly executed and delivered on the date and year first above written.

SKINNY NUTRITIONAL CORP.

By:	/s/ Michael Salaman
Name:	Michael Salaman
Title:	Chief Executive Officer

/s/ Marc Cummins
Marc Cummins

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